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                                                                 EXHIBIT 23.16


                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

        Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to his being named in the prospectus forming a part of this Registration Statement as a person about to become a director of WorldCom, Inc.

Date: November 11, 1996


                                                /s/ MICHAEL B. YANNEY
                                                -------------------------------
                                                Michael B. Yanney